UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 28, 2021
_____________________________________________________________________________________
Energizer Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Missouri	1-36837	36-4802442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
533 Maryville University Drive
St. Louis, Missouri 63141
(Address of principal executive offices)
Registrant’s telephone number, including area code: (314) 985-2000
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ENR	New York Stock Exchange
Series A Mandatory Convertible Preferred Stock, par value $.01 per share	ENR PRA	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Timothy W. Gorman, Appointment of John J. Drabik and Compensatory Arrangements for Timothy W. Gorman and John J. Drabik

On June 28, 2021, Timothy W. Gorman formally notified Energizer Holdings, Inc. (the “Company”) that he will retire as the Company’s Executive Vice President and Chief Financial Officer effective as of the close of business on September 30, 2021. Mr. Gorman will remain with the Company in the capacity as Special Advisor through December 31, 2021, to support the orderly transition of his responsibilities. On June 29, 2021, the Company’s Board of Directors appointed John J. Drabik, who currently serves as the Company’s Senior Vice President, Corporate Controller and Chief Accounting Officer, as successor for the position of Executive Vice President and Chief Financial Officer, effective October 1, 2021. A copy of the Company’s related press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information regarding Mr. Drabik required by Items 401(b), (d) and (e) of Regulation S-K was previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020, which was filed with the U.S. Securities Exchange Commission (the “Commission”) on November 17, 2020. There are no arrangements or understandings pursuant to which Mr. Drabik was selected for his position, and there have been not any related party transactions involving Mr. Drabik (or any of his immediate family members) requiring disclosure under Item 404(a) of Regulation S-K since the beginning of the Company’s last fiscal year.

The Human Capital Committee approved changes to Mr. Drabik’s compensation in connection with the Board’s approval of his appointment as the Company’s Executive Vice President and Chief Financial Officer. Effective October 1, 2021, Mr. Drabik’s annual base salary will increase to $550,000 (from $374,000) and his target bonus opportunity will increase to 75% of base salary (from 60%). Mr. Drabik will be eligible for a long-term incentive award valued at approximately $900,000 in connection with the Company’s regular grant schedule in fiscal 2022. In addition, under the Company’s executive severance plan, Mr. Drabik will be eligible for a lump sum payment equal to two times his annual base salary (increased from one) in the event of a qualifying termination. The term of Mr. Drabik’s change of control employment agreement will increase from one year to two years, subject to certain automatic renewal provisions, and will provide for a payment equal to two times his annual base salary and target bonus (increased from one). Additional information regarding Mr. Drabik’s current compensation is contained in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Commission on December 21, 2020.

On June 29, 2021, the Company (through its subsidiary, Energizer Brands, LLC) entered into a Retirement Transition Agreement with Mr. Gorman (the “Agreement”). The Agreement is subject to standard revocation time periods and sets forth certain respective rights and obligations of the Company and Mr. Gorman during the period beginning on October 1, 2021, through December 31, 2021, (unless Mr. Gorman’s employment is terminated prior to that date) (the “Transition Period”). In addition, the Agreement provides for certain modified compensation and benefits in lieu of those that would have otherwise been payable under the Company’s executive severance plan.

Pursuant to the terms of the Agreement, Mr. Gorman will remain employed by the Company during the Transition Period and continue to receive his base salary and other benefits. Mr. Gorman’s unvested time-based and performance-linked restricted stock units (“RSUs”) will remain outstanding during the Transition Period, with equity awards granted in fiscal 2019 subject to vesting during the Transition Period in accordance with their terms. Under the original terms of the time-based RSUs granted in fiscal 2020 and 2021, following Mr. Gorman’s retirement, the RSUs would have vested on a pro-rata basis; however, pursuant to the Agreement, those RSUs will vest in full on the originally scheduled vesting dates. Mr. Gorman’s unvested performance-linked RSUs granted in fiscal 2020 and 2021 will remain outstanding during the Transition Period, and, following his retirement, those RSUs will vest on a pro-rata basis (based on the number of completed months of service in the three-year performance period) according to the Company’s financial results for applicable periods and subject to certain additional conditions.

In addition, Mr. Gorman will be eligible to receive the annual bonus attributable to fiscal year 2021 performance according to the terms of the Executive Officer Bonus Plan. Mr. Gorman will not participate in the Executive Officer Bonus Plan during fiscal year 2022; however, he will be eligible to receive a transitional cash bonus equal to 75% of his base salary for fiscal year 2022, which is equivalent to the annual bonus that would have been payable under the terms of the Executive Officer Bonus Plan had Mr. Gorman been a participant for fiscal year 2022, pro rated based on the number of full months of employment during the Transition Period.

If Mr. Gorman voluntarily terminates his employment with the Company or he is terminated by the Company for cause prior to December 31, 2021, he will not be entitled to any of the payments or benefits described above following his termination date. However, if the Company terminates Mr. Gorman’s services without cause prior to December 31, 2021, he will remain entitled to the same bonus payment and vesting of the time-based and performance-linked RSUs as he would have received if he had continued to serve as Special Advisor until December 31, 2021.

The Agreement contains customary confidentiality, cooperation and non-disparagement provisions, which are perpetual, and non-competition and non-solicitation provisions, which expire on December 31, 2023 (or the date falling two years after the end of the Transition Period, whichever is sooner), as well as a mutual release of claims between the Company and Mr. Gorman.

The foregoing description of the Agreement is qualified in its entirety by the copy of the Agreement that is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Resignation of Hannah H. Kim

On June 29, 2021, Hannah H. Kim, Chief Legal Officer and Corporate Secretary of the Company, provided notice of her intention to resign from the Company, effective July 23, 2021. Ms. Kim’s decision to resign was not the result of any dispute or disagreement with the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached hereto:

Exhibit Number	Description of Exhibit

10.1	Retirement Transition Agreement, dated as of June 29, 2021, by and between Timothy W. Gorman and Energizer Brands, LLC
99.1	Press Release of Energizer Holdings, Inc. of , dated as of June 30, 2021.

101	Pursuant to Rule 406 of Regulation S-T, the cover page information is formatted in iXBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File, formatted in iXBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:  /s/ Hannah H. Kim
Hannah H. Kim
Chief Legal Officer and Corporate Secretary

Dated: July 2, 2021